SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 8, 2005

                                PHOTOWORKS, INC.
             (Exact name of registrant as specified in its charter)

    Washington                      000-15338                   91-0964899 -
  (State or other            (Commission File No.)            (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)
                              1260 16th Avenue West
                            Seattle, Washington 98119
                     (Address of principal executive office)

                                 (206) 281-1390
               (Registrant's telephone number including area code)

Item 8.01.  Other Events

         As previously reported, on July 28, 2004, the Company's independent public accountants, Ernst & Young LLP ("E&Y"), notified the Company that the auditor-client relationship between the Company and E&Y would terminate upon the issuance of E&Y's auditor's report on the consolidated financial statements of the Company for the fiscal year ending September 25, 2004. On December 23, 2004, E&Y issued its audit report and thus its resignation became effective on that date.

         To date, the Company has not been able to engage a new independent accountant to audit the Company's financial statements. Accordingly, the Company is unable to have its Form 10-Q for the quarter ended December 25, 2004 reviewed by its independent accountants, as required by Regulation S-X, and thus is not filing a Form 10-Q for such fiscal quarter. In order to provide investors with the material information that would otherwise be contained in its Form 10-Q, the Company is attaching to this Form 8-K its unaudited financial statements for the fiscal quarter ended December 25, 2004 and its Management's Discussion and Analysis of its Financial Condition and Results of Operations for such quarter. In reviewing this information, investors should keep in mind that the financial statements presented in this Form 8-K have been prepared by the Company and have not been reviewed by an independent accountant.


Item 9.01.        Financial Statements and Exhibits

         Exhibits

                  99. Unaudited financial statements for the fiscal quarter ended December 25, 2004 and Management's Discussion and Analysis of Financial Condition and Results of Operation with respect thereto.

                                                             SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PHOTOWORKS, INC.


                                          By: /s/ Philippe Sanchez
                                              Philippe Sanchez
                                              President